Exhbit 99.1

RELEASE ON: May 12, 2014 at 7:30 am ET

CONTACT:	Dan Behrendt Chief Financial Officer TASER International, Inc. Media ONLY Hotline: (480) 444-4000

TASER International Authorizes Stock Buy-Back Program for up to $30 Million of Company Stock

SCOTTSDALE, Ariz., May 12, 2014 – TASER International, Inc. (NASDAQ: TASR), today announced that the Board of Directors approved a stock buy-back program authorizing the Company to purchase up to $30 million of the Company’s common stock subject to SEC regulations, stock market conditions and corporate considerations.

The Company anticipates adopting a stock trading plan (the “Plan”) established in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Rule 10b5-1 allows companies to adopt written, pre-arranged stock trading plans when they do not have material, non-public information. The Company also anticipates that purchases under the Plan will be made in the open market, through block trades, or otherwise, and are anticipated to be made in compliance with Rule 10b-18 under the 1934 Act. The actual amount of shares purchased, if any, will be based on working capital requirements.

“We believe that the Company’s strong cash position together with its cash generation capabilities and substantial growth prospects justify a stock buy-back program to return cash to stockholders,” stated Rick Smith, Founder and CEO of TASER International, Inc. “As we continue to invest in new business growth opportunities we believe the repurchase of our stock represents another attractive investment opportunity before us at this time. We are pleased that our sound balance sheet enables us to efficiently return capital to our stockholders,” concluded Smith.

About TASER International, Inc.

TASER International makes communities safer with innovative public safety technologies. Founded in 1993, TASER first transformed law enforcement with its electrical weapons. TASER continues to define smarter policing with its growing suite of technology solutions, including AXON body-worn video cameras and EVIDENCE.com, a secure digital evidence management platform. More than 124,000 lives and countless dollars have been saved with TASER’s products and services.

Learn more at www.TASER.com and www.EVIDENCE.com or by calling (800) 978-2737.

TASER®, TASER logo and AXON® are registered trademarks of TASER International, Inc., registered in the U.S. All rights are reserved for trademarks of TASER International, Inc.

Note to Investors

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding our expectations, and plans to repurchase shares of our company stock and the structure and relating thereto. We intend that such forward-looking statements be subject to the safe-harbor provided by the Private Securities Litigation Reform Act of 1995. The forward-looking information is based upon current information and expectations regarding TASER International, Inc. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements herein.

TASER International assumes no obligation to update the information contained in this press release. These statements are qualified by important factors that could cause our actual results to differ materially from those reflected by the forward-looking statements. Such factors include, but are not limited to: market acceptance of our products; our dependence on sales of our TASER X26, X26P and X2 CEWs; the acceptance of our EVIDENCE.com software model; our ability to design, introduce and sell new products; delays in development schedules; rapid technological change and competition; product defects; breach of our security measures resulting in unauthorized access to customer data; outages and disruptions relating to our EVIDENCE.com service; budgetary and political constraints of prospects and customers; the long-term revenue recognition cycle for our SaaS EVIDENCE.com product; the length of our sales cycle and our ability to realize benefits from our marketing and selling efforts; our exposure to cancellation of government contracts due to appropriate clauses; litigation risks resulting from alleged product-related injuries and media publicity concerning allegations of deaths occurring after use of the TASER device and the negative impact this publicity could have on sales; the outcome of pending or future litigation; our ability to protect our intellectual property; intellectual property infringement claims and related litigation costs; competition in foreign countries relating to foreign patents; our successful identification of existing intellectual property rights that might infringe on our developments; risks of governmental regulations, including regulations of our products by the United States Consumer Product Safety Commission, regulation of our products as a “crime control” product by the Federal government, state and local government regulation and foreign regulation and the adverse effects that could result from our products being classified as firearms by the United States Bureau of Alcohol and Firearms; regulatory and political challenges presented by international markets; our compliance with regulations governing the environment, including but not limited to, regulations within the European Union; new regulations relating to conflict minerals; our dependence on third party suppliers for key components of our products; component shortages; rising costs of raw materials and transportation relating to petroleum prices; our ability to manage our growth and increase manufacturing production to meet demand; establishment and expansion of our direct and indirect distribution channels; our ability to pursue sales directly with customers; risks relating to acquisitions and joint ventures; catastrophic events; fluctuations in quarterly operating results; foreign currency fluctuations; counterparty risks relating to cash balances held in excess of FDIC insurance limits; employee retention risks and other factors identified in documents filed by us with the Securities and Exchange Commission, including those set forth in our Form 10-K.

Please visit http://investor.taser.com, http://blog.taser.com, www.twitter.com/taser_ir, www.twitter.com/officialtaser and http://www.facebook.com/TASERInternational where TASER discloses information from time to time about the company, its financial information, and its business.

For investor relations information please contact Erin Curtis by phone at (480) 515-6330 or via email at IR@TASER.com, or Dan Behrendt, Chief Financial Officer of TASER International, Inc., (480) 905-2002.